No.	INCORPORATED UNDER THE LAWS OF THE UNITED STATES OF AMERICA	Shares

CFSB BANCORP, INC.

Quincy, Massachusetts

FULLY PAID AND NON-ASSESSABLE

PAR VALUE $0.01 PER SHARE

THIS CERTIFIES that                                                                                                                                                                                          is the owner of

SHARES OF COMMON STOCK OF

CFSB BANCORP, INC.

a federally chartered subsidiary savings and loan holding company

The shares evidenced by this certificate are transferable only on the books of CFSB Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed.

The interest in CFSB Bancorp, Inc. evidenced by this certificate may not be retired or withdrawn except as provided in the Charter and Bylaws of CFSB Bancorp, Inc.

IN WITNESS WHEREOF, CFSB Bancorp, Inc. has caused this certificate to be executed by its duly authorized officers and has caused its seal to be hereunto affixed this     day of                 , 2022.

By		By
	STEPHEN MARINI		MICHAEL E. MCFARLAND
	CORPORATE SECRETARY		PRESIDENT AND CHIEF EXECUTIVE OFFICER

The shares of common stock evidenced by this certificate are subject to a limitation contained in the CFSB Bancorp, Inc.’s Charter to the effect that, for a period of five years from the date of the reorganization from mutual to stock form of Colonial Federal Savings Bank, no person other than 15 Beach, MHC shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of CFSB Bancorp, Inc. held by persons other than 15 Beach, MHC. This limitation shall not apply to the purchase of shares by an underwriter in connection with a public offering or the purchase of stock by an employee stock ownership plan or other tax-qualified employee stock benefit plan that is exempt from the approval requirements under the Federal Reserve Board’s regulations. In addition, during this five-year period, all shares owned over the 10% limit may not be voted in any matter submitted to stockholders for a vote.

For value received,                                          hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

                     Shares of the Common Stock represented by the within Certificate, and does hereby irrevocably constitute and appoint                      Attorney to transfer the said shares on the books of the within-named corporation with full power of substitution in the premises.

Dated,

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.